EXHIBIT 99.1

[LETTERHEAD]

Written Statement of the Chief Executive Officer

I, Neil S. Novich, as Chairman, President and Chief Executive Officer of Ryerson Tull, Inc. (the “Company”), state and certify that this Form 10-K Annual Report for the period ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Form 10-K Annual Report for the period ended December 31, 2002, fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/    NEIL S. NOVICH

Neil S. Novich

Chairman, President & Chief Executive Officer

(Principal Executive Officer)

February     , 2003